As filed with the Securities and Exchange Commission on November 16, 2004

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CANYON RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	84-0800747

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

14142 Denver West Parkway, Suite 250, Golden, Colorado 80401 (303) 278-8464

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

CANYON RESOURCES CORPORATION
AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN AND
AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN
(Full title of the plans)

Richard H. De Voto, President
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(303) 278-8464
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Law Office of Reed & Reed, P.C.
Consent of PricewaterhouseCoopers LLP
Consent of Chlumsky Armbrust & Meyer
Amended/Restated Incentive Stock Option Plan
Amended/Restated Non-Qualified Stock Option Plan

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		maximum		maximum
Titles of each class	Amount to be	offering price		aggregate	Amount of
of securities to be registered	registered	per share		offering price	registration fee
Common stock $0.01 par value	50,000	$1.00	(1)	$50,000.00
Common stock $0.01 par value	152,000	$1.04	(1)	$158,080.00
Common stock $0.01 par value	152,000	$1.13	(1)	$171,760.00
Common stock $0.01 par value	175,000	$1.15	(1)	$201,250.00
Common stock $0.01 par value	40,000	$1.38	(1)	$55,200.00
Common stock $0.01 par value	60,000	$1.70	(1)	$102,000.00
Common stock $0.01 par value	139,526	$1.73	(1)	$241,379.98
Common stock $0.01 par value	20,000	$2.30	(1)	$46,000.00
Common stock $0.01 par value	388,000	$3.38	(1)	$1,311,440.00
Common stock $0.01 par value	80,000	$4.72	(1)	$377,600.00
Common stock $0.01 par value	3,005,974	$1.20	(2)	$3,607,168.80

Total	4,262,500			$6,321,878.78	$800.98

(1)	Based on exercise price of options.

(2)	Pursuant to Rule 457(c), average of the high and low prices of the Company’s common stock on November 12, 2004.

INFORMATION NOT REQUIRED IN PROSPECTUS

     Canyon Resources Corporation (the “Company”) hereby incorporates by reference the contents of its Registration Statements on Form S-8 (File Nos. 33-37306 and 33-61436). The Company also incorporates all documents filed by the Company after October 17, 1990 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Exhibits
5	Opinion of Law Office of Reed & Reed, P.C. as to the legality of the Registrant’s common stock being registered

23.1	Consent of Law Office of Reed & Reed, P.C. (included in Item 5 above)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Chlumsky Armbrust & Meyer

99.1	Amended and Restated Incentive Stock Option Plan

99.2	Amended and Restated Non-Qualified Stock Option Plan

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on November 15, 2004.

CANYON RESOURCES CORPORATION

By:	/s/ Richard H. De Voto

Richard H. De Voto
President and Chief Executive Officer

By:	/s/ Gary C. Huber

Gary C. Huber
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 15, 2004	By:	/s/ Richard H. De Voto

Richard H. De Voto, Director

Date: November 15, 2004	By:	/s/ Gary C. Huber

Gary C. Huber, Director

Date: November 15, 2004	By:	/s/ Leland O. Erdahl

Leland O. Erdahl, Director

Date: November 15, 2004	By:	/s/ David K. Fagin David K. Fagin, Director

Date: November 15, 2004	By:	/s/ Richard F. Mauro Richard F. Mauro, Director

Date: November 15, 2004	By:	/s/ Ronald D. Parker Ronald D. Parker, Director

EXHIBIT INDEX

Exhibits
5	Opinion of Law Office of Reed & Reed, P.C. as to the legality of the Registrant’s common stock being registered

23.1	Consent of Law Office of Reed & Reed, P.C. (included in Item 5 above)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Chlumsky Armbrust & Meyer

99.1	Amended and Restated Incentive Stock Option Plan

99.2	Amended and Restated Non-Qualified Stock Option Plan